Exhibit N

WWW.MOSSADAMS.COM

MOSS-ADAMS LLP
Certified Public Accountants/Business Consultants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to the Registration Statement (Form N-2, No. 333-181853) of MacKenzie Realty Capital, Inc., of our reports dated May 24, 2013, with respect to the financial statements of MacKenzie Realty Capital, Inc., as of February 28, 2013, and for the period from July 1, 2012, through February 28, 2013, and as of June 30, 2012, and for the period from January 25, 2012 (date of inception), through June 30, 2012, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP

San Francisco, California
July 18, 2013

WWW.MOSSADAMS.COM

MOSS-ADAMS LLP
Certified Public Accountants/Business Consultants

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 2 to the Registration Statement (Form N-2, No. 333-181853) of MacKenzie Realty Capital, Inc., of our reports dated May 17, 2013, and October 15, 2012, relating to the following fund financial statements as of and for the years ended June 30, 2012 and 2011.

•	MP Income Fund 16, LLC
•	MP Income Fund 18, LLC
•	MP Income Fund 19, LLC
•	MP Income Fund 20, LLC
•	MP Value Fund 5, LLC
•	MP Value Fund 7, LLC
•	MP Value Fund 8, LLC
•	MPF Flagship Fund 9, LLC

/s/ Moss Adams LLP

San Francisco, California
July 18, 2013